AMENDMENT TO THE FIRST RESIDUAL FACILITY
                          (ASSET ASSIGNMENT AGREEMENT)

          This AMENDMENT (this "Amendment"), dated as of September 22, 2000 by and among LEHMAN ALI INC., as the assignee of Lehman Commercial Paper Inc. (the "Lender") and GREEN TREE RESIDUAL FINANCE CORP. I (the "Borrower").

                              W I T N E S S E T H:

          WHEREAS, the Borrower and the Lender are party to that certain Asset Assignment Agreement, dated as of February 13, 1998, (such agreement, as amended as of the date hereof, the "Agreement"; capitalized terms used herein without definition are being used as defined in the Agreement);

          WHEREAS, the Borrower and other parties have entered into the Amended and Restated Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Umbrella Agreement") pursuant to which such parties have agreed to enter into amendments and other agreements in connection with existing arrangements, including the Agreement; and

          WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

          Section 1. Amendments to the Agreement. On the Effective Date (under and as defined in the Umbrella Agreement), the Agreement shall be amended as follows:

          (a) the definition of "Guarantor" in Section 1 (Definitions) of the Agreement is amended and restated in its entirety to read as follows:

               "Guarantor" means Conseco Finance Corp., formerly Green Tree Financial Corporation, and any successor thereto.

          (b) the definition of "Loan Amount" in Section 1 (Definitions) is amended and restated in its entirety to read as follows:

               "Loan Amount" means (i) the lesser of (a) $600,000,000 and (b) 50% of the Lender Value of the Pledged Assets less (ii) the Purchase Price of all Purchased Securities and Additional Purchased Securities subject to Transactions under the Master Repurchase Agreement, dated September 29, 1999, between the Lender and Lehman Brothers Inc. (each such term being used as defined in such agreement).

          (c) the definition of "Maturity Date" in Section 1 (Definitions) is amended and restated in its entirety to read as follows:

               "Maturity Date" means February 15, 2003 or such earlier date on which this Agreement shall terminate in accordance with the provisions thereof.

          (d) the second sentence of clause (b) of Section 2 (Loan) of the Agreement is deleted in its entirety.

          (e) Exhibit D to the Agreement is replaced by Annex 1 attached hereto.

          (f) subclauses (i), (ii) and (iii) of clause (g) of Section 7 are hereby deleted in their entirety.

          (g) clause (k) of Section 7 (Borrower Covenants) of the Agreement is amended and restated in its entirety to read as follows:

               k. So long as the Lender shall be committed to lend hereunder, the Guarantor on a consolidated basis with its Subsidiaries shall:

                         (i) at all times commencing December 31, 2000,
                    maintain an Adjusted Tangible Net Worth of at least $1,950,000,000;

                         (ii) for the three-month period ending on the last day
                    of the Fiscal Quarter ending December 31, 2000, the six-month period ending on the last day of the Fiscal Quarter ending March 31, 2001, the nine-month period ending on the last day of the Fiscal Quarter ending June 30, 2001, the twelve-month period ending on the last day of the Fiscal Quarter ending September 30, 2001, and the twelve-month period ending on the last day of each subsequent Fiscal Quarter, maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0;

                         (iii) at all times commencing December 31, 2000,
                    maintain a ratio of GAAP Net Worth to Total Managed Receivables of not less than 4:100;

                         (iv) for each Fiscal Quarter commencing with the Fiscal
                    Quarter ending December 31, 2000, maintain a ratio of Non-Warehouse Debt to GAAP Net Worth of not more than 1.0:2.0; and

                         (v) for the three-month period ending on the last day
                    of the Fiscal Quarter ending December 31, 2000, the six-month period ending on the last day of the Fiscal Quarter ending March 31, 2001, the nine-month period ending on the last day of the Fiscal Quarter ending June 30, 2001, the twelve-month period ending on the last day of the Fiscal Quarter ending September 30, 2001, and the twelve-month period ending on the last day of each subsequent Fiscal Quarter, maintain positive Operating Cash Flow.

                         For purposes of this clause (k):

                         "Adjusted Tangible Net Worth" means, at any date, the sum of (a) GAAP Net Worth plus (b) the amount of intercompany indebtedness converted to Preferred Stock on the Effective Date in accordance with Section 1(e) (to the extent such Preferred Stock is not included in GAAP Net Worth), plus (c) writedowns after the Effective Date of all IOs and capitalized servicing rights of the Guarantor and its Subsidiaries, in an aggregate amount not to exceed $450,000,000, minus (d) any indebtedness owing by the Guarantor or any of its Affiliates (other than the Guarantor or any Subsidiary thereof) to the Guarantor or any Subsidiary thereof as of such date, minus (e) any amount that would be included on the consolidated balance sheet of the Guarantor as goodwill and deferred charges in accordance with GAAP.

                         "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that
          (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                         "Fiscal Quarter" means each of the four quarterly accounting period comprising a Fiscal Year.

                         "Fiscal Year" means the twelve-month accounting period commencing on January 1 and ending December 31 of each year.

                         "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Pre Tax Operating Income for such period to (b) Interest Expense for such period.

                         "GAAP Net Worth" means, at any date, the stockholders' equity that would be reflected on a consolidated balance sheet of the Company and its subsidiaries at such date prepared in accordance with GAAP, inclusive of

          Preferred Stock, to the extent such Preferred Stock is not included in stockholders' equity in accordance with GAAP.

                         "indebtedness" of the Guarantor means the Guarantor's
          (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property (whether real or personal, tangible or intangible) or services (other than accounts payable arising in the ordinary course of such the Guarantor's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by the Guarantor, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) capitalized lease obligations, (f) rate hedging obligations, (g) contingent obligations of any type, (h) obligations for which the Guarantor is obligated pursuant to or in respect of a letter of credit or similar instrument and (i) repurchase obligations or liabilities of the Guarantor with respect to accounts or notes receivable and chattel paper sold by such Person.

                         "Interest Expense" means, for any period, all interest paid or accrued during such period by the Guarantor and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                         "Net Income" means, for any period, with respect to the Guarantor and its Subsidiaries on a consolidated basis (other than any Subsidiary which is prohibited from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

                         "Non-Warehouse Debt" means, at any time, all indebtedness of the Guarantor for borrowed money (including without limitation all liabilities in respect of deposit products, notes payable, note payables to the Guarantor (net of receivables due from the Guarantor), bonds and other indebtedness) less the sum of Unrestricted Cash and Cash Equivalents at such time plus the book value of all finance receivables and plus 85% of servicing advance receivables.

                         "Operating Cash Flow" means, for any period, cash flow from the operations of the Guarantor for such period (as reported under "Cash Flow From Operations" in the Guarantor's statements of cash flow filed with the Securities and Exchange Commission) for such period.

                         "Pre Tax Operating Income" means, for any period, Net Income for such period, plus (a) income and franchise taxes paid or accrued during such period, (b) Interest Expense, (c) losses derived from discontinued operations of the Guarantor and its Subsidiaries during such period and (d) extraordinary non-recurring losses of the Guarantor and its Subsidiaries resulting from changes in the application of GAAP applicable during such period in an amount not to exceed $450,000,000 minus (a) income derived from discontinued operations of the Guarantor and its Subsidiaries during such period and (b) extraordinary non-recurring gains of the Guarantor and its Subsidiaries.

                         "Subsidiary" means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Guarantor or by one or more of its Subsidiaries or by the Guarantor and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time by so owned or controlled.

                         "Total Managed Receivables" means, for any period, the "averaged managed receivables", as such term is reported in the related filing with the Securities and Exchange Commission for such period.

                         "Unrestricted Cash" means, for any period, the average daily balance during such period of available cash on deposit in bank accounts of the Guarantor, provided the accounts into which such cash is deposited are not subject to any lien, security interest or control agreement or otherwise encumbered (excluding customary rights of set-off or restricted in any way. No new borrowings after the Effective Date from the Guarantor or its Subsidiaries shall constitute Unrestricted Cash.

          (h) clause (o) of Section 8 (Events of Default) of the Agreement is amended and restated in its entirety to read as follows:

               (o) an "event of default" shall occur pursuant to the New Bank Facility Documents (each as defined in the Amended and Restated Umbrella Agreement, dated as of September 22, 2000, by and among Conseco Inc., CIHC Incorporated, Green Tree Finance Corp - Five, the Borrower and Lehman Brothers Holdings Inc., as amended, supplemented or otherwise modified from time to time (the "Umbrella Agreement")), the Warehouse Facility Documents, any other Residual Facility Document or any party to the Umbrella Agreement (other than Lehman Brothers Holdings Inc.) shall fail to comply with any terms, covenants or agreements contained in the Umbrella Agreement on its part to be performed or observed or any representation or warranty made under or in connection with the Umbrella Agreement shall be incorrect in any material respect when made.

          (i) new clauses (q) and (r) are added to Section 8 (Events of Default) of the Agreement to read as follows:

               (q) (A) the Guaranty, dated as of September 22, 2000, made by CIHC, Incorporated for the benefit of the Borrower shall cease to be valid, binding and enforceable or CIHC, Incorporated or Conseco, Inc. or any Subsidiary thereof shall so state in writing or (B) any "Subordinated Obligations" under and as defined in such guaranty shall cease, for any reason, to be validly subordinated to the obligations of CIHC under such guaranty as provided in the relevant provisions thereof or CIHC, Incorporated or Conseco, Inc. or any Subsidiary thereof shall so state in writing.

               (r) Conseco, Inc. or the Guarantor shall enter into any agreement that prohibits, restricts or imposes additional conditions to, or otherwise modifies in any manner adverse to Lehman Brothers Holdings Inc. or any of its Subsidiaries, the terms as in effect as of the Effective Date (as defined in the Umbrella Agreement) permitting Conseco, Inc. or any of its Subsidiaries to make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or any other investment in, the Guarantor or any of its Subsidiaries.

          Section 2. Costs and Expenses. Pursuant to Section 10(b) of the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with this Amendment.

          Section 3. Representations and Warranties.

          (a) The Borrower hereby represents and warrants that before and after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in Section 5 of the Agreement and Section 8 of the Umbrella Agreement are true and correct.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the other agreements to which it is or is to be a party pursuant to the Umbrella Agreement have been duly authorized by all necessary or proper corporate action on the part of the Borrower and do not require the consent or approval of any Person that has not been obtained.

          (c) The Borrower acknowledges that it has no defense, offset, claim or counterclaim with respect to any of its obligations to make payments under the Agreement and the other agreements to which it is or is to be a party pursuant to the Umbrella Agreement.

          (d) This Amendment and each of the other agreements, as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          Section 4. Reference to and Effect on the Agreement and Ancillary Documents.

          (a) Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. On and after the date hereof each reference in the Agreement to "this Agreement,"

"hereunder," "hereof" or words of like import referring to the Agreement, and each reference in each other documents executed in connection with or pursuant to the Agreement to the "Agreement," the "Residual Agreement" or "thereunder" or "thereof" (when referring to the Agreement) or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement and all documents executed pursuant thereto or in connection therewith are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, waiver or modification of any right, power or remedy of the Lender, nor constitute an amendment, waiver or modification of any other provisions of the Agreement or any other document executed in connection therewith.

          Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          Section 6. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

          Section 7. Headings. Section headings contained in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officer thereto duly authorized, as of the date first above written.


                                       LEHMAN ALI INC.


                                       By: /s/Vincent Primiano
                                           ------------------------
                                           Name:  Vincent Primiano
                                           Title:  Vice President



                                       GREEN TREE FINANCE CORP. I


                                       By: /s/Phyllis A. Knight
                                           ------------------------
                                           Name: Phyllis A. Knight
                                           Title:  Senior Vice President
                                                   and Treasurer